EXHIBIT 99

                                      PROXY


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                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS

     Know all men by these presents that I, the undersigned shareholder in Community Bank Spring Green and Plain, do hereby appoint ______________________, and each of them individually, my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name to vote at the Special Meeting of Shareholders of Community Bank Spring Green and Plain, to be held on ________________ at ____ p.m., local time, or at any adjournment of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I have received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the meeting. I hereby direct that the person(s) designated above vote as follows:

(1)   FOR [   ]               AGAINST [   ]             ABSTAIN [   ]

        the following resolution:

     RESOLVED, that the formation of a bank holding company for Community Bank Spring Green and Plain, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Community Bank Spring Green and Plain and Community Bancshares Spring Green and Plain, Inc. and a Merger Agreement between Community Bank Spring Green and Plain and New Spring Green Bank, whereby (i) Community Bank Spring Green and Plain will become a wholly-owned subsidiary of Community Bancshares Spring Green and Plain, Inc., and (ii) shareholders of Community Bank Spring Green and Plain will become shareholders of Community Bancshares Spring Green and Plain, Inc., is hereby authorized and approved.

(2) In his/her discretion as to any other matters that may properly come before the meeting or any adjournment thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REORGANIZATION.

     This proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If the manner in which to vote is not supplied, the undersigned shareholder will be deemed to have designated a vote "FOR" the formation of the bank holding company.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     PLEASE SIGN, DATE AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Dated: _________________________.



                                        _______________________________________
                                        Signature